                                                           EXHIBIT 10.2(i)



                          TRADEMARK LICENSE AGREEMENT I

         This TRADEMARK LICENSE AGREEMENT, dated the 13 day of November, 1995, by and between BELL & HOWELL COMPANY, a Delaware corporation ("Licensor") and JAZZ PHOTO CORP., a New Jersey corporation ("Licensee").


                                    RECITALS

         A. Licensor owns certain trademarks (the "Trademarks") and the goodwill associated therewith, and certain registrations thereof (the "Registrations," the Trademarks and Registrations are sometimes together referred to as the "Marks") used in connection with Licensor's business;

         B. Licensee is in the business of marketing, selling and distributing 35 mm cameras and ancillary and related products, including film and camera carrying cases, all as more specifically described herein (the "Products") and

         C. Licensee desires to use the Marks in conjunction with the sale of the Products and Licensor is willing to permit such use, subject to the terms and conditions hereinafter set forth.

         In consideration of the foregoing, the parties agree as follows:


1.        GRANT OF LICENSE

         1.1 Licensor grants to Licensee an exclusive, non-transferable license to use the Marks, set forth on Schedule 1.lA, attached hereto and made a part hereof, in the Territory described below, on and in connection with the Products, as more specifically set forth on Schedule 1.lB, attached hereto and made a part hereof, subject to the following terms and conditions:

                    1.1.1 This license does not include the right to grant any sublicenses, other than to those production facilities identified pursuant to
Section 3 of this Agreement.

                    1.1.2 Licensee shall have the right to distribute the Products bearing the Marks only to entities or through distribution channels approved in writing by Licensor prior to Licensee entering into any agreement or understanding, oral or written, for sale or distribution of the Products consistent with the term of this Agreement. Licensor may withhold its consent for any reason whatsoever.


         1.2 Licensor represents and warrants that it has exclusive rights to use the Marks on the Products in the Territory.

         1.3 Licensee accepts the License granted by Licensor on the terms and conditions set forth in subsection 1.1 hereof and such other terms and conditions set forth elsewhere in this Agreement which may otherwise limit Licensee's free use of the Marks in conjunction with the Products, including without limitation, those terms and conditions set forth in Sections 4, 5, 6, 7 and S hereof.

2.        TERRITORY. This Agreement covers the entire territory described on
Schedule 2 attached hereto and made a part hereof (the "Territory").

3. TERM OF AGREEMENT. This Agreement shall continue in force and effect until January 15, 1997, unless sooner terminated as provided for herein.

4.        LICENSEE'S OBLIGATIONS

         4.1 Licensee acknowledges Licensor's ownership of the Marks throughout the world and the validity of the Registrations. Licensee agrees not to do anything inconsistent with such ownership.

         4.2 Licensee agrees that any use of the Marks by Licensee shall inure to the benefit of, and be on behalf of Licensor. Licensee agrees that nothing in this Agreement shall give Licensee any right, tide or interest in any of the Marks other than the right to use each of the Marks in accordance with this Agreement.

         4.3 Licensee agrees not to attack the tide of Licensor to any of the Marks, and not to attack the validity of the Marks, the Registration and this Agreement.

         4.4 Licensee agrees not to use or register in any jurisdiction, a trademark, service mark or trade name that is confusingly similar to the Marks.

         4.5 Licensee agrees to cooperate with Licensor for the purposes of securing or preserving Licensor' s rights in and to the Marks. This subsection of this Agreement shall survive any termination of this Agreement until all of the Marks are abandoned in all jurisdictions.

         4.6 Licensee agrees to use its best efforts to sell Products with the Marks. In

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that connection, Licensee agrees during the term of this Agreement not to market, sell or distribute any other 35 mm cameras with the same or similar operating features as any of the Products at a price above $25.00.

5.        STANDARD OF QUALITY

         5.1. Licensee agrees that the nature and quality of all goods sold by Licensee in connection with the Marks shall conform to standards set by and be under the control of Licensor. Licensee shall provide Licensor, for Licensor's approval, a detailed written description of Licensee's product development and quality control programs or those of the Manufacturer applicable to each of the Products prior to the manufacture or assembly of the Products, and to any use or depiction of the Marks in any advertising, promotional or display material or in any writing.

         5.2 Licensee shall have each new Product tested by an independent testing laboratory approved in writing by Licensor prior to its introduction into the market. The independent laboratory shall be required to prepare a report in form and content satisfactory to Licensor which evidences full compliance with the specifications for the Product previously approved by Licensor in writing. No modifications may be made to any Product without Licensor's prior written approval.

         5.3 Licensee shall comply with all applicable laws and regulations and obtain and maintain all appropriate government approvals pertaining to the sale, distribution and advertising of the Products covered by this Agreement, including, but not limited to those of the U.S. Consumer Product Safety Commission.

         5.4 Licensee shall provide a written certification on or the last day of each calendar quarter that the Products manufactured at each Facility meet or exceed the industry standard and the standards published by Licensee for the benefit of each Manufacturer. In addition, Licensee shall advise Licensor of any product recalls or of any unusual or recurring problem with any of the Products or of any Facility.

6. PRODUCTION FACILITIES. Schedule 6 attached hereto and made a part hereof contains a list of all approved manufacturers of the Products (the "Manufacturers") and all production facilities initially to be used to manufacture the Products (the "Facilities"). Licensee shall advise Licensor in writing of any changes in the list of Manufacturers and Facilities sixty (60) days prior to any proposed change and provide a quarterly update to Licensor within twenty (20) days after the end of each calendar quarter during the term of this Agreement. Any addition or deletion from the schedule of Manufacturers must be with the concurrence of Licensor.

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7.        MAINTENANCE OF QUALITY

         7.1. Licensee agrees to cooperate with Licensor to facilitate Licensor's control of the nature and quality of the Products, to permit reasonable inspection of Licensee's operation and the Facilities, and to supply Licensor with specimens of use of the Marks prior to the Marks being affixed to any of the Products or used in writing or depiction, including without limitation, any advertising, promotional or display materials, consumer operational manuals or service literature.

         7.2 All Products shall be sold with not less than a one (1) year warranty of parts and labor; notwithstanding the foregoing, Licensee agrees to replace, at no cost or expense to the end user, exclusive of shipping and handling, any defective cameras returned within two (2) years of actual purchase by an end user.

         7.3 Licensee shall provide to Licensor on a quarterly basis, or more frequently upon Licensor's request, the warranty and service information for each of the Products sold, including without limitation, the number of service calls, average time to make repairs or to provide a replacement product, the number of repeat callbacks and the number of returns.

         7.4 Licensees or another entity or entities designated by Licensee shall provide parts and service for each of the Products purchased by consumers during the term of this Agreement and during any renewals hereof and continuing for a period of three (3) years after the end of the Product model run. Licensee shall take all reasonable steps to ensure that servicing is performed courteously, efficiently, in a timely manner and comparable to the services generally provided on high quality 35 mm cameras. For a period of not less than three (3) years after termination and as long as inventory parts are available, Licensee shall (i) continue to service or enter into and maintain agreements with national, regional or local servicers for the continuous servicing of the Products and (ii) make provision for the availability of extended warranties to customers at the point of purchase. In addition, Licensee shall provide an 800 number (or replacement) for service information.

8.        MARKETING

         8.1 Licensee shall distribute the Products through quality direct mail catalog companies, such as Service Merchandise, Sears and Hammacher Schlemmer, to quality credit card companies, such American Express, MasterCard and Visa and to major national gasoline companies, such as Amoco and Shell. Distribution of the Products through any direct mail catalog, credit card or selected retailers shall be subject to the prior written approval of Licensor, which may be granted in Licensor's sole discretion.

         8.2 From the date hereof through December 1996, Licensee shall expend not less than $50,000 on advertising, marketing and promotional activities, exclusive of sales allowances. The advertising and marketing of the Products with the Marks shall be consistent with Licensee's marketing and advertising of other equivalent or related consumer products. Licensee shall, upon request of Licensor, provide supporting documentation of such marketing and advertising expenditures.

         8.3 Licensee shall recommend pricing or a price range for each of the Products and for each of the distribution venues, if appropriate, for Licensor's approval. Licensee agrees not to decrease pricing for any of the Products without Licensor's prior written approval.

9.        ROYALTIES

         9.1 Licensee agrees to pay a royalty to Licensor of three percent (3%) per annum on Gross Revenues, as hereinafter defined, from the sale or distribution of the Products, net of returns, allowances and discounts (the "Royalty Payment").

         9.2 For purposes of calculating the Royalty Payment, "Gross Revenues" sales shall mean for all sales permitted under subsection 1.1 of this Agreement, the price received without regard to discounts, adjustments and allowances, whether or not usual or customary in the trade.

         9.3 Licensee shall provide Licensor with a monthly report of all sales activity within ten (10) days from the last business day in each month.

         9.4 Licensee shall make each Royalty Payment within twenty (20) days after the end of each calendar quarter, based upon Sales made by Licensee in such calendar quarter, with a final adjustment within thirty (30) days after the expiration or earlier termination of this Agreement.

         9.5 At the time of each Royalty Payment, Licensee shall provide Licensor with an audited statement by an independent certified public accounting firm certifying the number of sales of each of the Products, the Gross Revenues for each of the Products, the marketing expenditures and the calculation of Royalty Payments.

         9.6 If a Royalty Payment is not made within fifteen (15) days of the due date described above, the Licensor shall be entitled to interest calculated from the due date until the date on which payment is received by Licensor, at one and one half percent (l 1/2%) over the prime rate of interest charged at the relevant time by a bank that is designated by Licensor.

         9.7 Licensee's records shall be retained for three years after the end of the term to which they pertain. At the request of Licensor and at a reasonable time and place,

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Licensee shall make these records available to Licensor, including any independent auditor retained by Licensor.

         9.8 Regardless of the reason for termination, Licensee shall be obligated to pay Licensor a Royalty Payment on the sale of any of the Products which occurs or has occurred during the term of this Agreement.

10. FORM OF USE. Licensee agrees to use the Marks only in the form and manner and with appropriate legends as prescribed from time to time by Licensor, and not to use any other trade names, trademarks or service marks in combination with the Marks without prior written approval by Licensor. Licensee agrees to use the registration symbol, (R),with the Marks of the Registrations, and the legend TM where the Marks are used on any of the Products not covered by issued Registrations. Licensor agrees to renew existing registrations during the term of this Agreement.

11. INSURANCE. Licensee agrees to use reasonable efforts to have each of the manufacturers of the Products bearing the Marks keep in force adequate commercial general liability insurance, including product liability insurance, with respect to all the Products bearing the Marks sold by Licensee. Licensee shall maintain occurrence-based coverage in a combined amount not less than $2,000,000, with not more than a $50,000 deductible. Licensor shall be named as an additional insured on all such policies. Licensee shall provide or cause to be provided to Licensor certificates of insurance evidencing such coverage which shall not be cancelable without thirty (30) days prior notice to Licensor. Nothing herein shall limit Licensee's indemnification under Section 13 of this Agreement.

12.       LITIGATION

         12.1 Licensee agrees to notify Licensor promptly in writing of any unauthorized use of the Marks, and any litigation involving the Marks promptly as such comes to Licensee's attention.

         12.2 Licensor shall have the sole right and discretion to bring or maintain litigation involving the Marks against third parties, and Licensee agrees to cooperate with Licensor in any such litigation.

         12.3 if any litigation involving the Marks results in a monetary judgment against Licensor or Licensee or Licensor agrees to a settlement prior to an adjudication of a claim that the Licensor or Licensee infringed another's rights involving the Marks, then Licensor shall pay all costs, judgments or settlements of such litigation, unless Licensee's actions in violation of subsection 12.1 hereof were the proximate cause of the damages claimed, in which event Licensee shall bear all costs, judgments or settlements in connection therewith.

         12.4 Licensor shall be entitled to the entire monetary award in any litigation involving the Marks.

13.       INDEMNIFICATION

         13.1 Licensor assumes no liability to Licensee or to any third parties with respect to any of the Products and related services provided or sold by Licensee pursuant to this Agreement, except Licensor shall indemnify Licensee for all claims and losses (including the cost of defending such claims and losses as well as any alleged claims and losses) that may arise from a claim that any Mark infringes another's rights.

         13.2 Licensee agrees to indemnify Licensor for any and all claims, damages, costs, expenses and losses (including the cost of defending such claims and losses as well as any alleged claims and losses) that may arise from the manufacture of any of the Products or from any of the Products and services provided or sold by Licensee or any Distributor, other than arising out of a claim that any Mark infringes another's rights. In addition, Licensee shall, in the event of Licensee's termination under Section 14.3 hereof, assign its indemnity rights from each Manufacturer of the Products. This Section 13 of this Agreement shall survive the termination.

14.       TERMINATION

         14.1 Licensor may terminate this Agreement, for any reason whatsoever, at any time, by giving the Licensee not less than thirty (30) days prior written notice of such election.

         14.2 In the event a party to this Agreement breaches any term of this Agreement and fails to cure the breach within thirty (30) days after receiving written notice of the breach from the nonbreaching party, the nonbreaching party may immediately terminate this Agreement by written notice to the breaching party.

         14.3 If Licensee files for bankruptcy, or bankruptcy is filed against Licensee and not stayed within sixty (60) days, a receiver is appointed or Licensee transfers all or substantially all of its assets, Licensor shall have the right to terminate this Agreement immediately.

                              EFFECT OF TERMINATION

         15.1 Upon termination of this Agreement, other than as provided below, Licensee agrees to immediately discontinue all use of the Marks and any terms remotely or confusingly similar thereto, and at the request of the Licensor, to immediately deliver to Licensor all indicia of the goodwill associated with the Marks, including without limitation, a list of the names and addresses of all of the distributors, to cooperate with Licensor in the recording of the termination of this Agreement with appropriate government offices, and to destroy all materials bearing the marks, including without limitation, packaging, labels, containers and signage.

         15.2 Upon termination of this Agreement, for any reason whatsoever, Licensee agrees that all rights in the Marks and the goodwill connected therewith shall cease and terminate; provided however, if Licensor has terminated this Agreement pursuant to Section 14.1 hereof, any Products which are in Licensee's inventory or are covered by an international letter of credit on the date of termination of this Agreement, may be sold by Licensor for a period of six (6) months from such date through the distribution channels set forth in Section 8.1 hereof.

         15.3 Licensee shall provide in its contractual relationships with its distributors that those relationships with respect to the Marks will terminate; provided however, if Licensor has terminated this Agreement pursuant to Section
14.1 hereof, Licensee may fulfill the terms of any agreement it may have with direct mail catalog companies, national credit companies or selected retailers, entered into with Licensor's prior written approval pursuant to Section 1.1.2 hereof.

16.       TRANSFERABILITY.    This Agreement is not assignable or in any way
transferable by Licensee, without the express prior written approval of Licensor, which approval may be withheld in Licensor' s sole discretion.

17.       BREACHES AND WAIVERS.   A waiver of a breach of this Agreement
shall not constitute a waiver of any other breach of this Agreement.

18. RECORDING OF AGREEMENT. Licensee agrees to take all reasonable steps necessary to record this Agreement with appropriate government offices and to otherwise implement this Agreement, if Licensor so requests. This includes executing any documents or supplementary agreements as appropriate in the relevant jurisdiction.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date written above. BELL & HOWELL COMPANY JAZZ PHOTO CORP.




Signature:______________________                               Signature:
Name:___________________                                       Name:
Title:                                                         Title:

                                  SCHEDULE 1.1A

                                      Marks



          BELL+ HOWELL

                                  SCHEDULE 1.1B

                                  The Products
Model BF-700 35 MM Fully Automatic(Big View Finder) Model MC-900 35 MM Fully Automatic(Mini Compact) Model MZ-1OOO 35 MM Mini Power Zoom (Tele-Wide) MODEL ML-959 35 MM Auto Focus (Computerized) MODEL PZ-850 35-55 MM Power Zoom (External Selector Panoramic/Normal)

                                   SCHEDULE 2

                                    Territory

          United States only

                                   SCHEDULE 6

                              Production Facilities



          Premier Camera - Taiwan
          Phototec - Hong Kong

19. INTERPRETATION OF AGREEMENT. This Agreement shall be interpreted according to the laws of the State of Illinois. If Licensor sues Licensee over this Agreement, Licensor shall be entitled to attorneys fees, expenses and costs, in connection with any lawsuit or other legal action. Licensee shall be entitled to attorney's fees, expenses and costs, in connection with any lawsuit or other legal action. Licensee hereby waives its right to a jury trial. If any provision of this Agreement is found by a court of competent jurisdiction to be illegal or unenforceable, then the court may amend the Agreement in order to carry out the intentions of parties as expressed in this Agreement. Upon termination, of this Agreement, this section of the Agreement shall remain binding upon the parties.

20. INTEGRATION. This Agreement constitutes the entire agreement between the parties regarding this matter and incorporated all prior or contemporaneous oral or written understandings or agreements between the parties. This Agreement may be modified only by a document signed by a duly authorized officer of each party, except that each party may change the address at which it receives notices under this Agreement (as set forth below) merely by notifying the other party in writing. Upon termination of this Agreement, this section of this Agreement shall remain binding upon the parties.

21.  NOTICES

          Any written notice to Licensor pursuant to this Agreement shall be addressed as follows:

          Bell & Howell Company
          5215 Old Orchard Road
          Skokie, Illinois 60077-1076
          Attention:  Corporate Counsel
          Any written notice to Licensee pursuant to this Agreement shall be addressed as follows:
                  Jazz Photo Corp.
                  1459 Pinewood Street
                  Rahway, NJ 07065
                                                         9

                                                                Exhibit 10.2(ii)

                                  AMENDMENT TO

                           TRADEMARK LICENSE AGREEMENT

      THIS AMENDMENT TO TRADEMARK LICENSE AGREEMENT, dated the 9th day of August, 1996, by and between BELL & HOWELL COMPANY, a Delaware corporation ("Licensor") and JAZZ PHOTO CORP., a New Jersey corporation ("Licensee").

      WHEREAS, Licensor and Licensee entered into a Trademark License Agreement dated November 13, 1995 (the "Agreement"), pursuant to which Licensor granted to Licensee certain rights with respect to Licensor trademarks as therein described (the "Trademarks") and certain registrations thereof (the "Registrations," the Trademarks and Registrations are sometimes together referred to as the "Marks") used in connection with Licensor's business, to be used by Licensee in connection with its business of marketing, selling and distributing 35 mm cameras and ancillary and related products, including film and camera carrying cases, all as more specifically described therein (the "Products") and

      WHEREAS, the parties desire to amend the Agreement in the manner and on the terms and conditions herein described.

      In consideration of the foregoing, the parties agree as follows:

1. The term of the Agreement shall be extended from January 16, 1997 to December 31, 2001, unless sooner terminated as provided for herein. The initial year of the term shall be from November 13, 1995 to December 31, 1996; thereafter, each year of the term and any renewal period, as herein provided, shall be from January 1 (commencing January 1, 1997) through the next succeeding December 31.

2. Subject to Paragraph 4 hereof, during the period from January 1, 2000 to December 31, payments shall be made to Licensor, as follows:

      (a) Licensee shall guarantee a minimum payment to Licensor of $300,000 for the fourth year of the initial term (January 1, 2000 to December 31, 2000).

      (b) Licensee shall guarantee a minimum payment to Licensor of $350,000 for the fifth year of the initial term (January 1,2001 to December 31.2001).

3. The Agreement may be renewed by Licensee for an additional five (5) year period, upon not less than one year's written notice (prior to January 1, 2001), so long as Licensee is not in default of any of the provisions contained in the Agreement, as amended, either at the time of notice or upon the commencement of the renewal term. Subject to Paragraph 4 hereof, during the renewal period, Licensee shall guarantee a minimum payment to Licensor of $400,000 for each year of the renewal term.

4. Notwithstanding Paragraphs 2(a) and (b) and Paragraph 3 above, the actual payment to be made to Licensor for each year of the term commencing January 1, 2000 (and for each year of the renewal term if Licensee exercises its rights in accordance herewith) shall be the greater of the minimum payment for that year and the Royalty Payment to which Licensor would otherwise be entitled under the Agreement.

5. Paragraph 9.4 of the Agreement is deleted in its entirety and the following is substituted in its place:

      "9.4 Licensee shall make each Royalty Payment within twenty (20) days after the end of each calendar quarter based upon sales made by Licensee within such calendar quarter, with a final adjustment within thirty (30) days after the end of each calendar year or earlier termination of the Agreement."

6. To the extent there is any general industry increase in the term of warranty, replacement at no cost, maintenance of parts and service after the end of a Product model run, continuance of service or a maintenance agreement after termination of the Agreement, the periods provided in the Agreement shall be adjusted accordingly.

7. For each year of the term commencing January 1, 1997, Licensee shall expend such amounts for advertising, marketing and promotional activities as shall be reasonably determined by Licensee to be appropriate in order to maximize sales and profitability.

8. Commencing January 1, 1998, Licensee shall maintain occurrence-based coverage in a combined amount not less than $3,000,000 (increasing to $5,000,000 on January 1,2001), with not more than a $50,000 deductible.

9. Except as herein provided to the contrary, the terms and conditions contained in the Agreement shall be incorporated herein by reference and shall continue unabated and in full force and effect under this Amendment during the initial term and the renewal term, if any.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date written above.

BELL & HOWELL COMPANY                            JAZZ PHOTO CORP.

Signature: /s/ H.A. D'Ambrosio                   Signature: ___________________
          -------------------                    Name: ________________________
Name: H.A. D'Ambrosio                            Title: _______________________
Title: V.P. - Administration

                                                               Exhibit 10.2(iii)

                                     SECOND

                                  AMENDMENT TO

                           TRADEMARK LICENSE AGREEMENT

      THIS SECOND AMENDMENT TO TRADEMARK LICENSE AGREEMENT, dated as of the 31st day of March, 1997 by and between BELL & HOWELL COMPANY, a Delaware corporation ("Licensor") and JAZZ PHOTO CORP., a New Jersey corporation ("Licensee").

      WHEREAS, Licensor and Licensee entered into a Trademark License Agreement dated November 13, 1995 as amended by an Amendment (the "Amendment") to Trademark License Agreement dated August 9, 1996 (referred to herein collectively as the "Agreement"), pursuant to which Licensor granted Licensee certain rights with respect to Licensor trademarks as therein described (the "Trademarks") and certain registrations thereof (the "Registrations, the Trademarks and Registrations are sometimes together referred to as the "Marks") to be used by Licensee in connection with its business of marketing, selling and distributing 35mm cameras and ancillary and related products, including film and camera carrying cases, all as more specifically described therein (the "Products") and

      WHEREAS, the parties desire to further amend the Agreement in the manner and on the terms and conditions herein described.

      In consideration of the foregoing, the parties agree as follows:

      1. The term of the Agreement shall be extended from December 31, 2001 to December 31, 2002 unless sooner terminated as provided for herein.

      2. Paragraph 2 of the Amendment is further amended by adding the following subparagraph (c):

            (c) Licensee shall guarantee a minimum payment to Licensor of $400,000 for the sixth year of the initial term (January 1, 2002 to December 31, 2002).

      3. The date in parenthesis in Paragraph 3 of the Amendment is hereby deleted.

      4. Paragraph 2(c) is added to the Notwithstanding clause in Paragraph 3 of the Amendment.

      5. Schedule 2 to the Agreement is amended to change the Territory to "Worldwide".

      6. Schedule 1.1B to the Agreement is hereby amended as attached hereto and is hereby incorporated herein by reference.

      7. The entities and distribution channels approved for the distribution and sale of the Products are set forth on Schedule 1.1.2 attached hereto and are hereby incorporated herein by reference.

      8. Schedule 6 to the Agreement is hereby amended as attached hereto and is hereby incorporated herein by reference.

      9. Notwithstanding anything to the contrary contained in the Agreement:

            (a) In any year of the initial term or the renewal period under the Agreement to the extent that Royalty Payments are defined in the Agreement in the aggregate are less than the minimum guaranteed payment for such year, Licensee may make a cash payment to Licensor to maintain the license granted by the Agreement.

            (b) In each year of the initial term or the renewal period under the Agreement in which a minimum guaranteed payment is required to maintain the license granted hereunder, Licensee shall pay $200,000 to Licensor on or prior to January 10 of such year as an advance against Royalty Payments for such year.

            (c) Licensor shall be entitled to exercise the right to terminate the Agreement under Section 14.1 thereof only upon the happening of any of the following events:

            (i) Licensee shall have failed to make payments as Royalty Payments in any year of the Agreement:

                  (A) in the minimum guaranteed amounts required hereunder in respect of Products sold for Gross Revenues earned under the Agreement, or

                  (B) which fail to equal or exceed 115% of the Royalty Payments payable to Licensor with respect to the immediately preceding year of the Agreement or

            (ii) Sales revenues in any year of the Agreement fail to equal or exceed 115% of gross revenues in the immediately preceding year of the Agreement, or

            (iii) Licensee fails to maintain a relationship with Jack C. Benun, currently Chief Executive Officer of Licensee and who shall become a principal consultant to Licensee on April 1,1997, in which Mr. Benun continues to provide significant services to Licensee in the areas of product development, marketing and sales.

      10. In consideration of the extension and modification of the Agreement contained in this Second Amendment to the Agreement, Licensee hereby agrees to sell to Licensor 10,000 shares of Common Stock, par value $0.01 per share, of Licensee for a purchase price of $0.01 per share or an aggregate purchase price of $100. Licensee shall promptly deliver a certificate evidencing such shares to Licensor upon receipt of payment therefor. Transfer of such shares is restricted under federal and state securities laws and the certificates evidencing such shares shall bear a restrictive legend to that effect.

      11. Except as herein provided to the contrary, the terms and conditions in the Agreement shall be incorporated herein by reference and shall continue unabated and in full force and effect under this Second Amendment during the initial and the renewal term, if any.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as of date written above.

BELL & HOWELL COMPANY                              JAZZ PHOTO CORP.

Signature _____________________                    Signature: /s/ Jack C. Benun
                                                             ------------------
Name:__________________________                    Name: Jack C. Benun

Title:_________________________                    Title: President

                  (iii) Licensee fails to maintain a relationship with Jack C.
            Benun, currently Chief Executive Officer of Licensee and who shall become a principal consultant to licensee on April 1, 1997, in which Mr. Benun continues to provide significant services to Licensee in the areas of product development, marketing and sales.

      10. In consideration of the extension and modification of the Agreement contained in this Second Amendment to the Agreement, Licensee hereby agrees to sell to Licensor 10,000 shares of Common Stock, par value $0.01 per share, of Licensee for a purchase price of $0.01 Per share or an aggregate purchase price of $100. Licensee shall promptly deliver a certificate evidencing such shares to Licensor upon receipt of payment therefor. Transfer of such shares is restricted under federal and state securities laws and the certificates evidencing such shares shall bear a restrictive legend to that effect.

      11. Except as herein provided to the contrary, the terms and conditions in the Agreement shall be incorporated herein by reference and shall continue unabated and in full force and effect under this Second Amendment during the initial and the renewal term, if any.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized officers as or date written above.

BELL & HOWELL COMPANY                             JAZZ PHOTO CORP

Signature /s/ H.A. D'Ambrosio                       Signature:_______________
          -------------------
Name: H.A. D'Ambrosio                               Title:___________________
      ---------------------
Title: V.P. Administration                          Name: ____________________
       --------------------

    SCHEDULE 1.1B
    The Products

    MODEL                           DESCRIPTION
                                    -----------

    SINGLE USE CAMERAS


    BH 135 35MM Single Use Daylight Camera For Outdoor Use, Loaded with 27 Exposure, 400 Speed Film.

    BH 150 35MM Single Use Camera With Built-In Flash For Indoor /Outdoor Use Loaded with 27 Exposure, 400 Speed Film.

    BH 160 35MM Single Use Camera With Big View Finder, and Built-In Flash for Indoor/Outdoor Use, Loaded with 27 Exposure, 400 Speed Film.

    BH 170 APS Single Use Camera with Flash for Indoor/ Outdoor Use, Loaded with 25 Exposure, APS Film.

    35MM CAMERAS

    BF 608 Kit          Big View Finder, Manual 35MM Camera With Built-In
                        Flash, Color Film and Batteries.

    BF 710 35MM, Big View Finder Camera, Auto Load, Auto Flash, Auto Wind, and Rewind, Red Eye Reduction, DX System.

    BF 905 Kit          35MM, Fully Automatic Camera, Big View Finder, Auto
                        Focus, DX System, Red Eye Reduction, Fill Flash, With
                        Color Film and Batteries.

    NP 960 35MM, Panorama Automatic Camera With LCD Panel, Auto Flash, Auto Wind and Rewind, Red Eye Reduction, and Self Timer.

    NP 960 D 35MM, Panorama Automatic Camera With LCD Panel, Auto Flash, Auto Wind, and Rewind, Red Eye Reduction, Self Timer, and Data Back Feature.

    PZ 1000 35MM, Power Zoom/Telewide 35-52MM, Motorized, Self Timer, Red Eye Reduction, Auto Flash, and DX System.

     The Products
     Page 2

    PZ 2000 Fully Motorized 35MM Camera With 2 to 1 Power Zoom, Auto Focus, Red Eye Reduction, DX System Self Timer, Automatic Shut-Off, and LCD Display.

    PZ 3000 Fully Motorized 35MM Camera With 3 to 1 Power Zoom, Auto Focus, Red Eye Reduction, DX System, Self Timer, Automatic Shut-Off, and LCD Display.

    APS CAMERAS

    MD 200              Fixed Focus APS Camera, Auto Flash, and Red Eye
                        Reduction.

    AF 1 Fully Automatic Auto Focus APS Camera, Auto Flash, LCD Display, Self Timer, Red Eye Reduction.

    AF 2 Fully Automatic Auto Focus APS Camera, Auto Flash, LCD Display, Self Timer, Red Eye Reduction.

    AF 7 Fully Automatic Auto Focus APS Camera, Auto Flash, IX System, LCD Display, Self Timer, and Red Eye Reduction.

    ZM 201              2 to 1 APS Zoom Camera, Fully Automatic.

  SCHEDULE 1.1.2

  Entities and Distribution Channels

  Bell & Howell Confirmed Accounts  Pending Bell & Howell Accounts
  --------------------------------  ------------------------------

  Wal*Mart                                            K-Mart
  Bradlees                                            Target
  Hills                                               Best Buy
  Caldors                                             Service Merchandise
  Sun TV                                              American Drugs
  Fays Drugs                                          B. J.
  Damark                                              Price Costco
  Meijers                                             Fingerhut
  Fred Meyer                                          Wolfe's
  H.S.N                                               Ritz
  QVC                                                 Fedco
  H.H. Gregg                                          Fry's
  Amway                                               Rite Aid Drugs
  Nobody Beats the Wiz                                Ames
  Witmark
  Compu Card
  ABC Warehouse
  Shopko
  Snyder Drugs
  Arbor Drugs
  Ann & Hope
  Soars Direct Mail
  Montgomery Wards Direct
  Bennys